EXHIBIT (e)
Deutsche Bank
Deutsche Bank Trust Company Americas
Trust and Securities Services
60 Wall Street
New York, NY 1005
Certification under Rule 466
          The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:
     (1) That it previously had filed a registration statement on Form F-6 (Infineon Technologies AG 333-141499) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.
     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.
By: DEUTSCHE BANK TRUST COMPANY
                    AMERICAS, Depositary

By: Name:	/s/ James Kelly James Kelly
Title:	Vice President

By: Name:	/s/ Chris Konopelko Chris Konopelko
Title:	Vice President